Exhibit 99.1

Press Release

Cigna Completes Combination with Express Scripts,
Establishing a Blueprint to Transform the Health Care System

•	Cigna with Express Scripts to deliver improved affordability, choice, and predictability through flexible, open and connected solutions

•	Celebrates first day as a combined company by announcing an incremental investment of $200 million to support local communities, focused on improving societal health

•	Launches Healthier Kids for Our Future, a new community engagement program to improve the health and well-being of children globally

BLOOMFIELD, Conn. – December 20, 2018 – Cigna Corporation (NYSE: CI), a leading global health service company, has successfully completed its combination with Express Scripts Holding Company (“Express Scripts”) effective December 20, 2018. Consistent with its commitment to support local communities and improve societal health, Cigna also announced an incremental investment of $200 million to its charitable foundation and communities and is launching Healthier Kids for Our Future, a community engagement program focused on addressing the well-being of children globally.

“Today’s closing represents a major milestone in Cigna’s drive to transform our health care system for our customers, clients, partners and communities. Together, we are establishing a blueprint for personalized, whole person health care, further enhancing our ability to put the customer at the center of all we do by creating a flexible, open and connected model that improves affordability, choice and predictability. By approaching each individual as a whole person – body and mind as one – we are empowering and supporting customers to take control of their total health and well-being,” said David M. Cordani, President and Chief Executive Officer of Cigna. “As a combined company, we are also going deeper into our local communities to help close gaps in care, and our $200 million investment will be a key driver of transforming health care at the societal and local levels.”

The combination of Cigna with Express Scripts integrates two complementary health care service companies, each with industry-leading cost trend capabilities, that together, are positioned to deliver better care, expanded choice and drive down health care costs. With Express Scripts, Cigna can dramatically accelerate the number and breadth of value-based relationships. This model of partnership aligns incentives to clinical outcomes, not just consumption of the medication or health care services, adding to Cigna's rapidly expanding collaborative care network. These relationships will be further strengthened by our comprehensive analytics platform, which is based on insights from one billion annual customer touchpoints, and is designed to drive transparency and engagement with clients and customers.

Healthier Kids for Our Future Initiative

As part of the $200 million investment and to mark the combined company’s first day of business, Cigna is launching Healthier Kids for Our Future. Through a five-year $25 million investment, this new initiative will address the health and well-being needs of children around the world. In 2019, it will focus on putting children on a healthier path by eradicating childhood hunger and improving nutrition. Research has shown that food insecurity can significantly affect a child’s short- and long-term health and may lead to poorer health outcomes later in life.

“To fundamentally shape the future of societal health, we need to make our communities healthier and more vibrant for the next generation. Cigna is targeting childhood hunger with Healthier Kids for Our Future to make a meaningful – and early – impact on the health and well-being of children and drive measurable outcomes in the communities where we live, work and play,” said Cordani. “Community engagement and support are at the core of both Cigna and Express Scripts, and we are building on that heritage with this new initiative.”

Cigna's 74,000 employees will have opportunities to engage in the local efforts through coordinated volunteerism and philanthropy in their respective communities.

“As we launch our combined company, we have a highly-accomplished and experienced enterprise leadership team in place to guide our team around the world,” said Cordani. “We are excited about the opportunities to transform the health care system and improve societal health through our combination.”

Financial Details of Closing

Cigna expects the combination to deliver sustained attractive return for shareholders. As previously communicated, Cigna expects to deliver 2021 adjusted income from operations per share in the range of $20-21.

“We believe that this combination will also deliver sustained attractive return for shareholders in a highly dynamic health care market. We are significantly expanding our distribution reach and addressable markets, firmly positioning Cigna for future revenue and earnings growth. We expect continued strong margins and free cash flows, which will enable us to rapidly reduce our debt levels and reinvest in our business, while having additional capital available for deployment. We are confident in our ability to create significant shareholder value and further distinguish Cigna as the undisputed partner of choice,” Cordani concluded.

Shares of Cigna and Express Scripts ceased trading on the New York Stock Exchange (NYSE) and NASDAQ, respectively, on December 20, 2018. Beginning tomorrow morning, shares of the new combined Cigna (“New Cigna”) will start trading on the NYSE under the stock ticker symbol “CI.”

At the closing of the transaction, each outstanding share of Cigna common stock (other than certain excluded shares) was converted into one share of New Cigna common stock, and each outstanding share of Express Scripts common stock (other than certain excluded shares) was converted into (1) 0.2434 of a share of New Cigna common stock and (2) the right to receive $48.75 in cash, without interest, subject to applicable withholding taxes. Immediately following the closing of the transaction, former Cigna stockholders own approximately 64 percent and former Express Scripts stockholders own approximately 36 percent of the shares of New Cigna common stock outstanding.

Cigna will provide full year 2019 guidance for the combined company on our fourth quarter earnings call on Friday, February 1, 2019 at 8:30 a.m. ET.

Morgan Stanley & Co. LLC was the sole financial advisor and provided a fairness opinion to the Cigna Board of Directors, Wachtell, Lipton, Rosen & Katz served as legal counsel and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Sidley Austin LLP acted as regulatory counsel to Cigna. Centerview Partners LLC and Lazard Frères & Co. LLC were Express Scripts’ financial advisors, with Skadden, Arps, Slate, Meagher & Flom LLP serving as legal counsel and Holland & Knight LLP acting as regulatory counsel.

About Cigna
Cigna Corporation (NYSE: CI) is a global health service company dedicated to improving the health, well-being and peace of mind for those we serve. Cigna delivers choice, predictability, affordability and quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Connecticut General Life Insurance Company, Life Insurance Company of North America, Cigna Life Insurance Company of New York, Express Scripts companies or their affiliates. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 150 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our long-term projected adjusted income (loss) from operations outlook, future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; the merger (the “Merger”) with Express Scripts Holding Company (“Express Scripts”) and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms. Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions, including with respect to the Merger; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; unfavorable industry, economic or political conditions, including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; the possibility that the anticipated benefits (including anticipated synergies) from the Merger cannot be realized in full, or at all or may take longer to realize than expected; problems regarding the successful integration of the businesses of Express Scripts and Cigna; unexpected costs regarding the Merger;  the ability to retain key personnel; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Express Scripts’ most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.express-scripts.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.
NON-GAAP MEASURES AND FINANCIAL INFORMATION

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. For the purpose of the projected 2021 adjusted income from operations, we have defined adjusted income from operations as shareholders’ net income excluding realized investment gains and losses, amortization of acquired intangible assets and special items.  Management is not able to provide a reconciliation to shareholders’ net income (loss) on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and future special items. These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders’ net income could vary materially.

Contacts
Cigna Corporation
Will McDowell, Investor Relations
215-761-4198
William.McDowell2@cigna.com

or

Ellie Polack, Media Relations
860-902-4906
Elinor.Polack@Cigna.com